Exhibit 10.3

FIRST AMENDMENT TO SECURITY AGREEMENT

This FIRST AMENDMENT TO SECURITY AGREEMENT (the “Amendment”) is dated effective as of the July 27, 2023 (the “Amendment Effective Date”), by and between Blue Star Foods Corp., a Delaware Corporation (the “Company”) and Lind Global Fund II LP, a Delaware limited partnership (“Lind” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company and Lind entered into and executed that certain Amended and Restated Security Agreement, dated as of May 30, 2023 (such Security Agreement, together with all amendments, modifications, substitutions, or replacements thereof, collectively referred to as the “Security Agreement”), pursuant to which the Company granted a security interest in its assets to secure the obligations of the Company in respect of (i) that certain Senior Convertible Promissory Note, issued as of May 30, 2022 (the “May 2023 Note”), issued by the Company to Lind pursuant to the terms of that certain Securities Purchase Agreement, dated as of May 30, 2023 (the “May 2023 Purchase Agreement”), and (ii) that certain Convertible Promissory Note, issued as of January 24, 2022 (the “January 2022 Note”, and together with the May 2023 Note, the “Original Notes”), issued by the Company to Lind pursuant to the terms of that certain Securities Purchase Agreement, dated as of January 24, 2022 (the “January 2022 Purchase Agreement” and together with the May 2023 Purchase Agreement, the “Original Purchase Agreements”); and

WHEREAS, the Company wishes to issues to Lind and Lind wishes to accept an additional Senior Convertible Promissory Note in a principal amount of up to $300,000 (the “New Note”) and the Company and Lind wish to amend the May 2023 Purchase Agreement, pursuant to a First Amendment to Securities Purchase Agreement thereto, dated as of the date hereof to provide for the issuance of the New Note thereunder;

WHEREAS, in connection with the issuance of the New Note, the Parties have agreed to amend the Security Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Security Agreement, except as otherwise specifically set forth herein. In addition.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Security Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Amendment to Security Agreement. The Security Agreement is hereby amended by deleting the definitions of “Obligations” in Section 1 thereof and replacing it with the following:

“Obligations” means, collectively, (I) all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Company to the Secured Party in any currency, under, in connection with or pursuant to (a) the SPA, the Note, any other Transaction Document (including, without limitation, this Agreement), (b) the 2022 SPA, the 2022 Note, and related transaction documents, and (C) any promissory note or other instrument issued by the Company to the Secured Party pursuant to which the Company is obligated to the Secured Party, including but not limited to, that certain Senior Convertible Promissory Note expected to issued by the Company to the Secured Party on or about July 27, 2023, and whether incurred by the Company alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style and (II) all expenses, costs and charges incurred by or on behalf of the Secured Party in connection with any of the debts, liabilities and obligations described in the foregoing clause (I) or the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Party’s interest in any Collateral, whether or not directly relating to the enforcement of this Agreement or any other document or instrument relating to the debts, liabilities and obligations described in the foregoing clause (I).

5. No Waiver. Neither this Amendment, nor shall Lind’s agreement to accept the New Note, be deemed or construed in any manner as a waiver by Lind of any claims, Proceedings, defaults, Events of Default, breaches or misrepresentations by Company under the Original Notes, the Original Purchase Agreements, any other Transaction Documents (as defined in the Original Purchase Agreements), or any of Holder’s rights or remedies in connection therewith.

6. Not a Novation. This Amendment is a modification of the Security Agreement only and not a novation.

7. Effect on Agreement and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Security Agreement and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

8. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

LIND GLOBAL FUND II LP

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

BLUE STAR FOODS CORP.

By:	/s/ John Keeler
Name:	John Keeler
Title:	Chief Executive Officer